Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sono-Tek Corporation (the “Company”) on Form 10Q for the period ended August 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”). I, R. Stephen Harshbarger, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 14, 2026

/s/ R. Stephen Harshbarger

R. Stephen Harshbarger

Chief Executive Officer